Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-89576, 333-89580, 333-107775, 333-113284, 333-159099, 333-178668, 333-181282, 333-195661, 333-211194, and 333-238112) of EnPro Industries, Inc. of our reports dated March 4, 2022 relating to the consolidated financial statements of TCFII NxEdge LLC which appear in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 4, 2022